EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   To Thermo Process Systems Inc.:

   As independent public accountants, we hereby consent to the use of our report dated October 26, 1994, included in Thermo Process System Inc.'s Amendment No. 1 on Form 8-K/A relating to events occurring on May 10, 1995, and to other references to our Firm included in or made a part of this Form 8-K/A.



                                                Trout, Ebersole & Groff